                                                                    EXHIBIT 10.1

       (MATERIAL DENOTED *** HAS BEEN SEPARATELY FILED WITH THE COMMISSION
                 PURSUANT TO AN APPLICATION FOR CONFIDENTIALITY)


                            MASTER SERVICE AGREEMENT

This Master Service Agreement ("Agreement") sets forth the terms and conditions under which Dun & Bradstreet, Inc. ("D&B") licenses its information and software, including services and documentation associated therewith (collectively, "Information") to Customer. The Information to be licensed by D&B is set forth on the information schedule, including the initial information schedule on the reverse side hereof (collectively, "Schedule[s]"), to be executed from time to time by D&B and Customer. The terms of each Schedule are incorporated herein by reference and the terms of this Agreement shall apply to all Schedules that are in effect at any time and all references herein to "this Agreement" shall be deemed to include all such Schedules.

1. LICENSE GRANT - D&B grants Customer a non-exclusive license to use the Information as set forth on the applicable Schedule(s) subject to these terms.

2. DURATION AND LOCATION OF LICENSE - Where Information is licensed for one-time use, Customer agrees to use such Information to generate a single mailing and for no other purpose. Except for information provided for one-time use, and except as otherwise set forth on any Schedule, Information may be used by Customer throughout the continuous twelve (12) month period commencing the sooner of the date of the initial shipment of any Information or thirty (30) days after the signing of the applicable Schedule, unless this Agreement is terminated earlier as provided below. Unless otherwise specified on the applicable Schedule or agreed in writing, Customer is permitted to use Information only at the "Bill To" (or "Ship To", if applicable) address on such Schedule. Upon the expiration of the term of any Schedule, Customer shall immediately return to D&B (if requested by D&B) all Information (including copies) provided pursuant to that Schedule, or, if D&B has not requested their return within thirty (30) days of such expiration. Immediately destroy all of such Information (including copies).

3. RESTRICTIONS ON USE - All Information licensed to Customer pursuant to this Agreement is provided for the exclusive use of Customer. None of the Information may be available in whole or in part to any third party except that Customer may furnish information to a third party for handling or processing upon the signing by Customer and the third party of D&B's Processor's Agreement and its acceptance by D&B. Unless otherwise specified on the applicable Schedule or agreed in writing, Customer may not provide information to, or permit its use by or for, any parent, subsidiary, affiliated entity or franchise of or dealer for Customer. If Customer is a publisher, however, Information may be made available to independent audit bureaus solely as an aid in auditing Customer's circulation. Customer is expressly prohibited from using Information as a factor in establishing an individual's eligibility for (i) credit or insurance to be used primarily for personal, family or household purposes, or (ii) employment. Customer is further prohibited from using Information to engage in unfair or deceptive practices. Customer shall not copy any software licensed hereunder except for backup/archival purposes. Except for mailing records and software or unless otherwise agreed in writing, Customer may use Information in the medium in which it is delivered or may, at Customer's expense, copy information into any one or more other media. Customer agrees that pressure-sensitive or Cheshire mailing records on which Information is provided may be used only once and may not be duplicated in whole or in part in any form or manner whatsoever.

4. LIMITED WARRANTY - Customer acknowledges that the amounts to be paid to D&B for the Information will in most instances represent a small portion of Customer's overall costs of the project, task or function for which the Information will be used. Customer also acknowledges that the type of Information licensed by D&B will contain a degree of error. Finally, Customer acknowledges that the prices that D&B charges its customers for the information are based, in part, upon D&B's expectation that the risk of any loss or injury that might be incurred by a user of the Information in reliance upon the Information will be borne by Customer. For these reasons, Customer agrees that it is responsible for determining that all Information licensed by D&B is sufficiently accurate for Customer's purposes. If Customer finds that the Information is not sufficiently accurate for its purposes following receipt by Customer and Inspection of the same, then it must so notify D&B within fifteen (15) days after receipt. Upon its receipt of such notice D&B shall, at its option, either correct the defect at D&B's expense or refund any amounts paid by Customer for defective Information. D&B DOES NOT GUARANTEE OR WARRANT THE CORRECTNESS, COMPLETENESS, CURRENTNESS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE INFORMATION OR OF THE MEDIA ON WHICH THE INFORMATION IS PROVIDED AND SHALL NOT BE LIABLE TO CUSTOMER FOR ANY LOSS OR INJURY ARISING OUT OF OR CAUSED IN WHOLE OR IN PART, BY D&B'S NEGLIGENT ACTS OR OMISSIONS IN PROCURING, COMPILING, COLLECTING, INTERPRETING, REPORTING, COMMUNICATING, OR DELIVERING THE INFORMATION OR IN OTHERWISE PERFORMING ITS OBLIGATIONS UNDER THIS AGREEMENT. CUSTOMER AGREES THAT D&B WILL NOT BE LIABLE FOR CONSEQUENTIAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS PARAGRAPH STATES D&B'S ENTIRE LIABILITY AND CUSTOMER'S REMEDY FOR BREACH OF THIS AGREEMENT.

5. LIMITATION OF LIABILITY - IF, NOTWITHSTANDING PARAGRAPH 4 ABOVE, LIABILITY CAN BE IMPOSED ON D&B, THEN CUSTOMER AGREES THAT D&B'S AGGREGATE LIABILITY FOR ANY AND ALL LOSSES OR INJURIES TO CUSTOMER ARISING OUT OF ANY ACTS OR OMISSIONS OF D&B IN CONNECTION WITH ANYTHING TO BE DONE OR FURNISHED UNDER THIS AGREEMENT, REGARDLESS OF THE CAUSE OF THE LOSS OR INJURY (INCLUDING NEGLIGENCE) AND REGARDLESS OF THE NATURE OF THE LEGAL OR EQUITABLE RIGHT CLAIMED TO HAVE BEEN VIOLATED, SHALL NEVER EXCEED THE AMOUNT PAID BY CUSTOMER FOR THE INFORMATION FURNISHED UNDER THE SUBJECT SCHEDULE OR $25,000.00, WHICHEVER IS GREATER, AND CUSTOMER COVENANTS AND PROMISES THAT IT WILL NOT SUE D&B FOR AN AMOUNT GREATER THAN SUCH SUM AND THAT IT WILL NOT SEEK PUNITIVE DAMAGES IN ANY SUIT AGAINST D&B.

6. USE OF D&B'S NAME - Neither D&B, Dun & Bradstreet nor any of their trade names, trademarks or service marks may be used for any purpose as the identification of Customer's source or reference.

7. RIGHTS - Customer acknowledges that the Information is proprietary to D&B and comprises: (a) works of original authorship, including compiled information containing D&B's selection, arrangement and coordination and expression of such information or pre-existing material it has created, gathered or assembled; (b) confidential and trade secret information; and (c) information that has been created, developed and maintained by D&B at great expense of time and money such that misappropriation or unauthorized use by others for commercial gain would unfairly and irreparably harm D&B. Customer shall not commit or permit any act or omission that would impair D&B's rights in the Information. Customer shall reproduce D&B's copyright notice on all authorized copies of the Information.

8. ACCEPTANCE AND TERMINATION - This Agreement and any Schedule hereto shall not be binding upon D&B until accepted by it. D&B may elect to terminate this Agreement and any Schedule prior to expiration upon written notice in the event of a breach thereof by Customer, and otherwise upon thirty (30) days written notice. The termination of this Agreement or any Schedule shall, at D&B's option, be deemed to terminate all

Schedules then in effect. In the event of termination, Customer shall immediately return to D&B all Information provided by D&B (including copies) and, if the termination is elected by D&B in the absence of a breach by Customer, then D&B shall refund the unearned portion of any consideration paid by Customer.

9. CUSTOMER INFORMATION - If in connection with this Agreement D&B is provided with proprietary information from Customer (such as customer lists), then D&B agrees to treat that information in the same manner as D&B treats its own proprietary information that it does not wish to be disclosed to anyone else and D&B agrees not to use that information except for the purpose of performing its obligation under this Agreement.

10. GENERAL - This Agreement contains the entire and only agreement between Customer and D&B regarding the subject matter hereof, and there are merged herein all prior and collateral representations, warranties, promises and conditions. Any representation, warranty, promise or condition not incorporated herein shall not be binding upon either party. Paragraph headings are for convenience only and shall not be used in construing this Agreement. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any Schedule, the terms and conditions of this Agreement shall control. This Agreement and each Schedule shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns except that neither this Agreement nor any Schedule may be assigned by Customer without the prior written consent of D&B. If any provision of this Agreement or any Schedule is held invalid by a court of competent jurisdiction, the remainder of this Agreement or any Schedule shall remain in effect and the invalid provision shall be deemed amended to the extent necessary to make it valid while still giving effect to the agreement of the parties. No waiver or amendment of this Agreement or any Schedule shall be binding on either part unless it is in writing and is signed by an authorized official of D&B and Customer.

BY SIGNING ON THE FRONT SIDE HEREOF, D&B AND CUSTOMER AGREE TO AND INTEND TO BE BOUND BY THE MASTER SERVICE AGREEMENT ABOVE.

                         INFORMATION PROVIDER AGREEMENT

                            (ELECTRONIC DIRECTORIES)


         This Information Provider Agreement ("Agreement") is entered into the 27 day of April, 1999 by and between Pro Net Link Corporation ("Company"), with its office at 645 5th Avenue, Suite 303, New York, New York 10022 and Dun & Bradstreet, Inc. ("Provider"), with its office at one Diamond Hill Road, Murray Hill, New Jersey 07974.

         1. DEFINITIONS. The definition of terms set forth in this Section shall apply in this Agreement.

                  (a) "D&B Data" means Provider's proprietary information on individual businesses and made up of the data elements (if available) and containing the number of records set forth on Schedule A.

                  (b) "Company Directory" means an electronic directory of businesses using D&B Data as the source of such information to be accessed via a graphical interface on the "Internet" commonly known as the "world wide web", which directory is not intended to be used as a source of marketing or telemarketing lists.

                  (c) "Company Directory Users" means users of the Company Directory. A user (member) is further defined as a paying member and not a free tour guest. Members will have full access to the database.

         2. LICENSE.

                  (a) During the term of this Agreement, subject to the terms and conditions hereof, Provider hereby grants to Company, a non-exclusive, non-transferable license as follows:

                           (i) to reasonably use, reproduce and display the D&B
Data internally for development of the Company Directory.

                          (ii) to reproduce and display D&B Data in the Company
Directory as set forth herein.

                         (iii) to present the Company Internet Directory
solely on the Company's website located at the Internet addresses of www.pronetlink.com and www.pnlk.com.

                          (iv) to utilize the D&B Data to support Company's
internal marketing campaigns.


                  (b) Except as set forth herein no right to use or distribute any D&B Data is granted herein. The license granted herein permits the use of the D&B Data by Company in the Company Directory and for its internal marketing or telemarketing applications as described herein. The D&B Data may not be provided to any third party, except to Company Directory Users and except as otherwise set forth herein, it being agreed that the D&B Data is being licensed primarily for the use of company in the Company Directory application as set forth herein.


                  (c) The license granted herein permits Company's subcontractors who are assisting Company in the development of the Company Directory to have full access to the D&B Data solely for the purpose of assisting Company in the creation of the Company Directory subject to the following: (i) Company identifies such subcontractor(s) to Provider and they are reasonably acceptable to Provider, (ii) such subcontractor(s) execute non-disclosure agreements with Company that are acceptable to Provider, and
(iii) such subcontractor(s) execute D&B Processor's Agreements as set forth on Schedule D. Company shall be liable for any breach of the above requirements or the terms of the aforementioned non-disclosure agreements and the D&B Processor's Agreements by such subcontractor.



         3. ROYALTIES, BILLING, PAYMENT AND AUDIT RIGHTS.

                  (a) Royalties payable to D&B by Company for the license granted herein shall be as stated in Schedule B attached hereto ("Royalties").

                  (b) If Royalties are not paid when due, Company will be subject to interest on any unpaid balances at the rate of one and one-half percent (1.5%) per month.

                  (c) Provider shall have the right at its expense on reasonable notice to enter Company's offices to audit Company's records to determine its compliance with any of the terms and conditions of this Agreement,

         4. OBLIGATIONS AND RESTRICTIONS.

            (a) Company shall only use D&B Data in the Company Directory in the manner set forth herein and will only permit access and searching of D&B Data as set forth herein. Downloading of D&B Data from the Company Directory shall not be permitted.

            (b) Company will provide Provider with an opportunity to review the format and functionality of the Company Directory to determine its compliance with the terms of this Agreement prior to and after implementation and will incorporate changes necessary to bring the Company Directory into compliance with this Agreement.

            (c) D&B Data may only be displayed in "hypertext markup language".

            (d) Company will monitor access to the Company Directory by Company Directory Users and shall provide written notice (which notice shall contain the IP address and the number of searches executed) to Provider on a weekly basis when any single IP address has executed over one hundred (100) searches in any one (1) calendar week. Provider may then request that Company deny further access to such Company Directory User and Company shall promptly deny access.

            (e) Data or information may be added to the D&B Data by Company or Company may update the D&B Data in cases of data correction, as long as D&B branding is not used in association with the site.

            (f) Search results displayed to Company Directory Users will be limited to 15 (fifteen) candidates per search. The parties agree to discuss such limitation in good faith during the term of this Agreement and to modify it if mutually agreed to. The list of candidates will be presented on two (2) sequential screens. The first screen will contain a list of all candidates and for each candidate will display company name, street address, city and state or province. Any additional data on a candidate will be contained and displayed on the second screen and will only be accessible on a one-at-a time basis. Such additional candidate data will be telephone number and ZIP code and will be accessible only via hypertext link or check box.

            (g) Company shall have the right to cosmetically reformat the D&B Data via using bold type, producing candidate lists in the order specified by Company and by other reasonable cosmetic means.

            (h) Company shall have the right to link the D&B Data to the advertisements of the subject of such D&B Data record and display such advertisement adjacent to the D&B Data.

            (i) The D&B Data shall be housed at Company locations and web site host only. Company may make one (1) copy of the D&D Data for backup purposes only.

            (j) The first screen of the Company Directory will prominently display the following language: "The information contained in the Company Directory ("Information") is provided for business lookup purposes and is not be to used for marketing or telemarketing applications. The information may not be, copied or redistributed and is provided "AS IS" without warranty of any kind. In no event will Pro Net Link Corporation or its suppliers be liable in any way with regard to such information. Your use of the Company Directory indicates your agreement to these terms. If you do not agree to these terms, please exit the Company Directory now."

            (k) Company agrees to develop and implement, prior to the commercial availability of the Company Directory, and on an ongoing basis thereafter, reasonable technical devices to protect the D&B Data from unauthorized access and use.

            (l) Company represents and warrants that its use of the D&B Data delivered hereunder by Provider shall in all cases comply with all federal, state and local laws, statutes, rules, regulations and ordinances. Company further represents that all mail or other marketing program using any D&B Data delivered hereunder shall conform to generally recognized standards of high integrity and good taste.

         5. DELIVERY. Provider shall provide Company with a copy of the D&B Data on a date to be agreed upon by the parties. When Provider provides Company with the D&B Data, Company agrees to promptly load same into its copy of such file and to make same commercially available in the Company Directory.

         6. DISCLAIMER OF WARRANTY, LIMITATION OF LIABILITY, INDEMNITY.

            (a) PROVIDER DOES NOT GUARANTEE OR WARRANT THE CORRECTNESS, COMPLETENESS, CURRENTNESS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE D&B DATA AND SHALL NOT BE LIABLE TO COMPANY OR COMPANY DIRECTORY USERS FOR ANY LOSS OR INJURY ARISING OUT OF OR CAUSED IN WHOLE OR IN PART BY PROVIDER'S NEGLIGENT ACTS OR OMISSIONS IN PROCURING, COMPILING, COLLECTING, INTERPRETING, REPORTING, COMMUNICATING, OR DELIVERING THE D&B DATA OR IN OTHERWISE PERFORMING ITS OBLIGATIONS UNDER THIS AGREEMENT. PROVIDER WILL HAVE NO LIABILITY WHATSOEVER FOR CONSEQUENTIAL, PUNITIVE, INDIRECT OR INCIDENTAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

            (b) PROVIDER'S LIABILITY FOR ANY AND ALL LOSSES OR INJURIES TO COMPANY ARISING OUT OF ANY ACTS OR OMISSIONS OF PROVIDER IN CONNECTION WITH ANYTHING TO BE DONE OR FURNISHED UNDER THIS AGREEMENT, REGARDLESS OF THE CAUSE OF THE LOSS OR INJURY (INCLUDING NEGLIGENCE) AND REGARDLESS OF THE NATURE OF THE LEGAL OR EQUITABLE RIGHT CLAIMED TO HAVE BEEN VIOLATED (WHETHER IN CONTRACT OR IN TORT), SHALL NOT EXCEED THE AMOUNT OF ROYALTIES RECEIVED BY PROVIDER HEREUNDER.

            (c) Notwithstanding anything to the contrary set forth herein, Company agrees to fully indemnify, defend and hold Provider harmless from liability resulting from or bearing on any and all claims, suits and causes of action asserted or brought against Provider by a Company Directory User or any third party based on any allegation regarding the Company Directory but unrelated to the D&B Data contained in the Company Directory.

            (d) Notwithstanding anything to the contrary set forth herein, each party shall defend, indemnify and save the other harmless from and against all costs, losses, damages and liabilities, including without limitation reasonable attorneys' fees, which may be incurred by such party on account of the breach by the other of any of such party's warranties contained in this Agreement, as applicable. In addition, (i) Provider shall indemnify Company under this paragraph from and against any claim that the D&B Data infringes on the United States copyright, trade secret or trademark rights of any third party (provided that the D&B Data is used as permitted by this Agreement) and (ii) Company shall indemnify Provider under this paragraph from any claim that the Company Directory (except for the D&B Data contained therein) or any of the technology utilized by Company in developing, creating or distributing the Company Directory infringes the copyright, patent, trademark or trade secret rights of any third party.

            (e) The foregoing indemnities are conditioned upon prompt written notice to the indemnifying party by the indemnified party of any claim or proceeding subject to indemnity; reasonable cooperation by the indemnified party in the defense and settlement of such claim at the expense of the indemnifying party; and prior written approval by both parties of any settlement or compromise of the claim, which approval shall not be unreasonably withheld. An indemnified party may elect to take control of the defense of a claim or proceeding at its expense.

         7. PROPRIETARY RIGHTS OF PROVIDER. Company acknowledges that the D&B Data is proprietary to Provider and comprises: (a) works of original authorship, including compiled information containing the Provider's selection, arrangement and coordination and expression of such information or pre-existing material it has created, gathered or assembled; (b) confidential and trade secret information; and (c) information that has been created, developed and maintained by the Provider at its expense such that misappropriation or unauthorized use by others for commercial gain would harm Provider. Company shall not commit, nor assist Company Directory Users to commit any act or omission that would impair Provider's rights in the D&B Data.

         8. USE OF PROVIDER'S NAME. Company shall not use the Provider's name or trademarks in any way under this Agreement without Provider's prior written consent.

         9. TERM AND TERMINATION.

            (a) This Agreement and the license granted herein shall commence on the date of execution and shall continue in force for a period of one (1) year from such date.

            (b) This Agreement may be terminated as follows:

                  (i) by either party in the event of the default by the other party as provided in Paragraph 12.

                  (ii) by either party immediately upon written notice to the other party if the other party becomes insolvent, makes an assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, files or otherwise becomes the subject of any proceeding under any bankruptcy or insolvency law, or has wound up or liquidated its business.

                  (iii) by Provider upon ten (10) days written notice to Company if Company becomes affiliated through common ownership or control with any of the entities set forth on Schedule C.

                  (iv) by Provider on ten (10) days notice if Provider has reasonable evidence that Company Directory Users are accessing and downloading D&B Data for use in direct marketing or telemarketing applications.

                  (v) by Provider immediately if Company charges Company Directory Users for accessing, searching or obtaining D&B Data. Both parties agree that the charge to Company Directory Users is for an annual membership fee to subscribe to the Company Directory and entitles the user to certain membership privileges, which privileges do not include accessing, searching or obtaining the D&B Data as a stand-alone service.

                  (vi) by either party on written notice if the other party is indicted or subject to adverse publicity such that the terminating party reasonably believes that it is no longer in its interest to maintain this relationship.

            (c) Termination of this Agreement in accordance with its terms shall not affect the rights or obligations of either Party that are vested as of the effective date of such termination or intended by the parties to survive such termination.

            (d) upon expiration or termination of this Agreement, Company shall immediately stop using the D&B Data and shall return it and all copies thereof to Provider.

         10. PROTECTION OF PROPRIETARY RIGHTS.

            (a) Provider acknowledges that the tangible and intangible information specifically designated by Company as confidential, including the design, Plans, specifications, software manuals, customer lists, supplier data, customer data, cost and price data, marketing information (other than D&B Data) and other information relating to the Company Directory that is designated as confidential, whether disclosed to Provider in connection with this Agreement or otherwise, constitutes valuable confidential and proprietary information of Company (collectively, "Company Confidential Information"). Notwithstanding the foregoing, Company Confidential Information shall not include information that was lawfully disclosed to Provider free of any obligation to keep it confidential, information that is or that becomes publicly available by other than unauthorized disclosure and information that is independently developed by Provider. Provider shall not use or disclose and shall not suffer or permit its employees, agents or any other parties to use or disclose such Company Confidential Information other than as contemplated by this Agreement without Company's prior written consent. Provider shall inform Company promptly after discovery of any unauthorized use or disclosure of any of the Company Confidential Information and shall furnish to Company all available information and reasonably cooperate with Company regarding such disclosure.

         (b) Company acknowledges that the tangible and intangible information specifically designated by Provider as confidential, including data, formats and layouts, the terms of this Agreement, and other information relating to the D&B Data, whether disclosed to Company in connection with this Agreement or otherwise, constitutes valuable confidential and proprietary information of Provider (collectively, "Provider Confidential Information"). Notwithstanding the foregoing, Provider Confidential Information shall not include information that was lawfully disclosed to Company free of any obligation to keep it confidential, information that is or that becomes publicly available by other than unauthorized disclosure and information that is independently developed by Company. Company shall not use or disclose and shall not suffer or permit its employees, agents or any other parties to use or disclose such Provider Confidential Information other than as contemplated by this Agreement without Provider's prior written consent. Company shall inform Provider promptly after discovery of any unauthorized use or disclosure of any Provider Confidential Information and shall furnish to Provider all available information and reasonably cooperate with Provider regarding such disclosure.

         (c) Each party recognizes and agrees that its breach of the provisions of this Paragraph 10 may cause immediate and irreparable harm to the other party, and that in the event of such breach, the other party, in addition to any damages to which it may be entitled, shall have the right to seek injunctive relief against the other party.

         11. ENTIRE AGREEMENT. This Agreement, including all Schedules, embodies the entire understanding between the parties with respect to the subject matter hereof and supersedes any and all prior understandings and agreements, oral or written, relating thereto. Any amendment to this Agreement, including its Schedules, must be in writing and signed by each party.

         12. DEFAULT. Upon the breach of any material obligation under this Agreement by either party, the aggrieved party may give to the defaulting party written notice of such breach, which notice shall specify the exact nature of the breach and shall expressly state the aggrieved party's intention to terminate this Agreement in the event the breach is not remedied and any damages to be paid within ten (10) days after the receipt of such notice. If, after the expiration of such period, the defaulting party has filed or refuses to remedy such breach and to pay the damages caused thereby, this Agreement may be terminated forthwith effective upon dispatch of notice by the aggrieved party to the defaulting party. The right of either party to terminate this Agreement on default is not an exclusive remedy, and an aggrieved party shall be entitled alternatively or cumulatively to seek damages for breach of this Agreement, to seek an order requiring performance of the obligations of this Agreement, or to seek any other appropriate remedy.

         13. NOTICES. Every notice or other communication required or contemplated by this Agreement by either party shall be delivered in person or sent by postage prepaid mail, which shall be air mail if posted in a country other than that of the addressee, telex, facsimile transmission, express delivery or courier, addressed to the party for whom intended at the address specified at the beginning of this Agreement or at such other address as the intended recipient previously shall have designated by written notice to the other party. Notice shall be effective on delivery. Notice not given in writing shall be effective only if explicitly or implicitly acknowledged in writing by the party to whom it was given.

         14. ASSIGNMENT. This Agreement shall not be assigned by either party without the other party's prior written consent, except that Provider may assign this Agreement to a successor corporation that results from a merger or corporate reorganization, or to its parent or any affiliate, without such consent.

         15. SEVERABILITY. Should any provision of this Agreement be held to be void, invalid, unenforceable or illegal by a court, the validity and enforceability of the other provisions shall not be affected thereby.

         16. NO WAIVER. Failure of either party at any time to require performance by the other party of any obligation under this Agreement shall not affect the right of such party to require performance of that obligation. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such prevision, a waiver or modification of the provision itself or a waiver of modification of any right under this Agreement.

         17. GOVERNING LAW. This Agreement shall be governed by and construed under the law of the State of New Jersey.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

PRO NET LINK CORPORATION                    DUN & BRADSTREET, INC.
By:      /s/ David Walker                   By:
         -------------------------             --------------------------------

Title:   Chief Operating Officer            Title:
         -------------------------             --------------------------------

Date:    4/27/99                            Date:
         -------------------------             --------------------------------

                                   SCHEDULE A

                              List of Data Elements

     Approximately 3 million worldwide business records comprised of the following data elements:

Top Contact Name
Company Name
Address
City, State, ZIP Code
Country Code
Telephone Number
FAX Number (International records only, where available)
Line of Business description
SIC Code (Primary, 4-digit)
URL (U.S. records only)

                                   SCHEDULE B

                                   Royalties
                                   ---------

     Company agrees to pay Provider an annual license fee of $*** for the use of the D&B Data as described in this Agreement, Payments of this annual license fee will be exercised according to the following schedule:

Schedule:
--------

$***   due May 30, 1999
$***   due June 30, 1999
$***   due July 30, 1999



     In addition to the aforementioned license fee, Company also agrees to pay Provider royalties based on the annual membership fees generated by Company from its Internet-based directory site, which site includes D&B Data as its primary source of information. The royalty structure is based on the number of members Company signs up on an annual basis and is as follows:

Number of Members                   Royalty Rate
-----------------                   ------------

0-4,999                            %***
5,000-9,999                        %***
10,000 or more                     %***


     Royalty payments will be made on a quarterly basis, with each payment due thirty (30) days after each calendar quarter. Company agrees to pay Provider a minimum royalty guarantee of $*** during the term of this Agreement.

                                   SCHEDULE C

                          List of Restricted Entities

Pro NetLink will restrict these names from becoming members of the site.


American Business Information                 infoCanada
American Business Lists                       InfoUSA
American List Counsel, Inc.                   International Business Lists
CCS/Acxiom                                    Lead Source
Customer Decision Corp.                       List America
Chilton Publishing                            MAGI
Claritas/NPDC                                 Market Pulse/Praxis
CMP                                           Metromail Corporation
Compilers Plus                                May & Speh
Computer Intelligence                         Names and Addresses, Inc.
Contacts Influential                          Names in the News
Customer Insight                              National Decision Systems
Metromail/R.R. Donnelley & Sons Co.           National Register Publishing
Customized Mailing List Inc.                  Neodata
Database America, Inc.                        Pagex
Direct Marketing Technologies, Inc.           PCS Mailing List Co.
Direct Media, Inc.                            Penton Publishing
Dunhill International List Co., Inc.          R.L. Polk & Co.
Ed Baurnett Consultants                       Research Projects Corporation
Edith Roman Associates, Inc.                  Standard & Poor's
EDS (Electric Data Systems)                   Technimetrics (Finex)
Epsilon                                       United Insurance
Experian (TRW Target Marketing Svcs.)         Unibase
Equifax                                       Walter Karl Co.
Fred Woolfe List Co.                          Worlddata
Great Universal Stores (GUS)                  Zeller & Letica
Harte Hanks                                   Ziff Davis List Services
Hugo Dunhill Mailing Lists, Inc.
IDG Publishing

                                   SCHEDULE D

                              PROCESSOR'S AGREEMENT

         This D&B/Processor Data Processing Agreement Is entered into this ___ day of __________, 1999, by and among Dun & Bradstreet, Inc., acting for itself and on behalf of all other companies of The Dun & Bradstreet Corporation, 1 Diamond Hill Road, Murray Hill, New Jersey 07974 ("D&B"), Rare Medium, Inc., having an address at 44 West 18th Street, New York, New York 10011 ("Processor") and Pro Net Link Corporation ("Customer").

         This D&B/Processor Data Processing Agreement is based upon the following:

         A. D&B is the owner of a valuable, proprietary and copyrighted database containing information on businesses that D&B licenses to third parties for use in their credit, marketing and other business decision-making.

         B. D&B and Customer are parties to an Agreement dated April _, 1999 (the "License Agreement") under which D&B is licensing information from its database to Customer. The "Licensed Information"), as that term is used herein, means all or any portion of the information that is licensed to Customer pursuant to the License Agreement.

         C. Customer wishes to provide the Licensed Information to Processor solely for processing and handling for and on behalf of Customer. D&B is willing to permit Customer to provide the Licensed Information to Processor for this purpose subject to Customers and Processor's joint and several agreement to the terms and conditions of this D&B/Processor Data Processing Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and with the intent to be legally bound hereby, the parties agree as follows:

         1. As between Processor and D&B, all Licensed Information provided to Processor is and shall remain the property of D&B and is and shall be subject to the copyright of D&B that covers the gathering of large amounts of information, the selection therefrom and the rendition thereof into usable forms and formats, Processor shall do nothing inconsistent with the copyright or other proprietary rights of D&B In and to the Licensed Information.

         2. No Licensed Information, whether provided directly to Processor by D&B or provided to Processor by Customer, shall be either duplicated by Processor or integrated with information belonging to Processor or any parent, subsidiary or affiliate of Processor for the benefit of Processor, or any parent, subsidiary or affiliate of Processor or any third party other than Customer or be made available by Processor to any parent, subsidiary or affiliate of Processor or any third party other than Customer.

         3. All Licensed information, including all copies thereof, shall be returned to D&B or otherwise destroyed at the expiration or earlier termination of the License Agreement and none of the Licensed information shall be retained by Processor. In addition, if Customer is provided with one (1) or more periodic updates of the Licensed Information during the term of the License Agreement, then Processor shall promptly return all previously-provided Licensed Information, including all copies thereof, upon its receipt of an update thereof.

         4. Upon the expiration or earlier termination of this D&B/Processor Data Processing Agreement, Processor shall provide D&B with a letter, signed by an officer of Processor, certifying that Processor has fully complied with all of the terms and conditions of Sections 2 and 3 hereof.

         5. a. Except as expressly authorized by subparagraph 5(b) below, Processor shall not analyze or otherwise use the Licensed Information to familiarize itself with the nature, character or quality of the Licensed Information nor shall Processor use any information it obtains as a result of its handling, processing or possession of the Licensed Information for its benefit, for the benefit of any parent, subsidiary or affiliate or for the benefit of any third party other than Customer. Without limiting the generality of the foregoing, Processor shall not use the Licensed Information or Information obtained as a result of its handling, processing or possession of the Licensed Information in connection with the creation, testing, enhancement, promotion, marketing, selling and/or licensing of products or services offered by Processor, any parent, subsidiary or affiliate of Processor or any third party other than Customer.

            b. Notwithstanding the prohibitions contained in subparagraph 5(a) above, D&B agrees that Processor may analyze the Licensed Information for the sole benefit of Customer, provided that Customer promptly provides D&B with copies of all reports that Processor provides Customer that in any way refer to or reflect upon the results of such analysis.

         6. During the term of this D&B/Processor Data Processing Agreement, and for a period of one (1) year thereafter, D&B shall have the right, no more than three (3) times per year, and upon five (5) business days written notice, to enter Processor's premises during normal business hours to conduct an audit to determine if Processor has complied with the material terms of this D&B/Processor Data Processing Agreement. Such audit shall be limited to an examination of files In Processor's possession, including all hard copy and machine readable databases which D&B reasonably believes pertinent to Processor's uses of the Licensed Information. D&B agrees that it shall use best efforts to minimize any adverse impact such audit may have upon Processor's normal business operations. Processor agrees to reasonably cooperate with D&B in connection With such audit and to make the pertinent files in its possession accessible to D&B and its auditors.

         7. Customer agrees to Indemnify D&B from any losses or damages that D&B may incur as a result of Processor's failure or refusal to comply with any of the material terms and conditions of this D&B/Processor Data Processing Agreement provided that D&B: (a) provides Customer and Processor with prompt notice of any Such claim, (b) allows Customer the ability to participate, at Customer's expense, in the defense of any such claim and (c) does not settle or otherwise dispose of any such claim without the prior written consent of Customer. Processor agrees to indemnify Customer from any losses, damages or expenses (including, without limitation, attorneys', accountants' and outside advisors' fees and disbursements) that Customer may incur as a result of

Processor's failure or refusal to comply with any of the material terms and conditions of this D&B/Processor Data Processing Agreement; provided that Customer (a) provides Processor with prompt notice of any such claim, (b) allows Processor the ability to participate, at Processor's expense, in the defense of such claim and (c) does not settle or otherwise dispose of any such claim without the prior written consent of the Processor. Notwithstanding the foregoing, Processor shall not be liable to Customer for any losses, damages or expenses in excess of the amount actually paid by Customer to Processor pursuant to the terms of that certain Development Agreement, dated as of August 28, 1998, between Customer and Processor (the "Development Agreement") and nothing contained herein is intended to amend or modify any limitation on the aggregate amount payable by Processor to Customer pursuant to the Indemnification provisions of the D&B/Processor Data Processing Agreement.

         8. D&B and Customer hereby represent and warrant that, as of the date hereof, D&B has not asserted any claim that Processor has failed to comply with material terms and conditions hereof and Customer is not otherwise aware of any facts constituting a basis for such claim.

         9. Processor may terminate this D&B/Processor Data Processing Agreement upon written notice to Customer who shall promptly notify D&B of Processor's termination. This D&B/Processor Data Processing Agreement shall also terminate automatically upon the expiration or earlier termination of the underlying contract or other arrangement under which Customer engages Processor to process the Licensed Information. Customer shall give D&B prompt written notice of any such expiration or earlier termination. No termination of this D&B/Processor Data Processing Agreement shall be effective, however, until Processor has compiled with its obligations under paragraphs 3 and 4 above.

         10. This D&B/Processor Data Processing Agreement represents the entire agreement among Customer, Processor and D&B with regard to the subject matter hereto and there are merged herein all prior and collateral promises, terms and conditions. D&B and Customer acknowledge that they are parties to another Agreement that also concerns the subject matter hereof but that the two-party agreement is not affected by the foregoing "merger" provision. This D&B/Processor Data Processing Agreement shall bind and inure to the benefit of the parties and their successors and permitted assigns. This D&B/Processor Data Processing Agreement may not be assigned, nor may any party's obligations hereunder be subcontracted, without the prior written consent of the other parties which shall not be unreasonably withheld or delayed, except that no consent shall be required for either an assignment of this D&B/Processor Data Processing Agreement by D&B to another company of The Dun & Bradstreet Corporation as a subcontractor. This D&B/Processor Data Processing Agreement may not be amended, nor shall any waiver of rights hereunder be effective, unless the amendment or waiver is in writing and is signed by all of the parties hereto. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, then the court is hereby authorized to modify that provision to make it enforceable and, failing that, to reform the contract by removing the unenforceable provision. This Agreement shall be governed by the law of the State of New Jersey, without giving effect to its conflicts of laws provisions.

Customer:                                   Processor:

----------------------------------          -----------------------------------
[Type or print legal name]                  [Type or print legal name]

By:                                         By:
       ---------------------------                -----------------------------

Name:                                       Name:
       ---------------------------                -----------------------------

Title:                                      Title:
       ---------------------------                -----------------------------


Accepted By:
DUN & BRADSTREET, INC.

By:
   -------------------------------

Name:
   -------------------------------

Date:
   -------------------------------

MASTER SERVICE AGREEMENT AND                DUN & BRADSTREET
INITIAL INFORMATION SCHEDULE                INFORMATION SERVICES

No. 751265                                  Three Sylvan Way, Parsippany,
                                            NJ 07054  - (201) 605-6000

The undersigned ("Customer") hereby employs Dun & Bradstreet, Inc. to furnish the information listed below pursuant to this Schedule:

Description of Information:

        3,000,000 Telemarketing Records Geography Worldwide
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Price:  $ ***  up-front commitment, $ ***  Guaranteed Royalty
--------------------------------------------------------------------------------


Prices may be based upon an estimated yield. If such yield does not meet the estimate, Customer will accept any yield and price within the following ranges:

         MINIMUM     QUOTED ESTIMATE                MAXIMUM
Yield:
         --------    ---------------------------    -------------

Price:                $ ***
         --------    ---------------------------    -------------

SHIPPING: Method of shipping will be as requested by Customer and will be billed accordingly.

SALES TAX: Customer shall pay all applicable state and local taxes.

TERMS OF PAYMENT: Promptly, but no later than 30 days
                  after receipt of invoice.


/ / Check if use is one-time only.

CUSTOMER BILLING INFORMATION:  Circle one for credit card charges:
                               MasterCard / Visa / Amercian Express

Card No:                  Exp. Date:          Card Holder's Name:
        ----------------            --------                     --------------

--------------------------------------------------------------------------------
Company Name       P   R  O      N   E   T      L  I   N  K      C   O  R   P
--------------------------------------------------------------------------------
Address            6   4  5      5   T   H      A  V   E  N   U  E      -
                   S   U  I   T  E      3   0  3
--------------------------------------------------------------------------------
City               N   E  W      Y   O   R  K                 STATE     N   Y
                  ZIP    1  0   0  2   2             SIC    4 8 1 3
--------------------------------------------------------------------------------
Attention          D   A  V   E      W   A  L   K  E   R
--------------------------------------------------------------------------------
Telephone          2   1  2   -  6   8   8  -   8  8   3  8
--------------------------------------------------------------------------------
FAX                2   1  2   -  3   1   9  -   4  5   9  8
--------------------------------------------------------------------------------

CUSTOMER SHIPPING INFORMATION:
--------------------------------------------------------------------------------
Company Name       P   R  O      N   E   T     L   I   N  K      C   O  R   P
--------------------------------------------------------------------------------
Address            6   4  5      5   T   H     A   V   E  N   U  E      -
                   S   U  I   T  E      3   0  3
--------------------------------------------------------------------------------
City               N   E  W      Y   O   R  K                 STATE     N   Y
                   ZIP    1  0   0  2   2             SIC    4 8 1 3
--------------------------------------------------------------------------------
Attention          D   A  V   E      W   A  L  K   E   R
--------------------------------------------------------------------------------
Telephone          2   1  2   -  6   8   8  -  8   8   3  8
--------------------------------------------------------------------------------
FAX                2   1  2   -  3   1   9  -  4   5   9  8
--------------------------------------------------------------------------------
A.E. Name          Joan Greco
                   Center    1   1  1   1  4   SID    3   5  6
--------------------------------------------------------------------------------
A.E. Telephone     973-605-6713
--------------------------------------------------------------------------------

IMPORTANT: THIS SCHEDULE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE MASTER SERVICE AGREEMENT ON THE REVERSE SIDE, WHICH TERMS AND CONDITIONS ARE INCORPORATED HEREIN.

AGREED BY:                                  ACCEPTED BY:
Company Name:  Pronetlink Corp.             DUN & BRADSTREET, INC.
             --------------------------
Authorized Signature: /s/ David Walker      By:
                     ------------------        --------------------------------
Name (Please Print): David Walker           Title:
                    -------------------           -----------------------------
Title:   Chief Operating Officer            Date:
      ---------------------------------          ------------------------------
Date: April 27, 1999
     ----------------------------------

REVIEWED:  By:___________________ Title:__________________  Date:______________
           By:___________________ Title:__________________  Date:______________

DB
         Dun & Bradstreet




                                                                        04/28/99

DAVE WALKER
PRO NET LINK CORP.
645 5TH AVENUE #303
NEW YORK, NY 10022-0000

Dear DAVE WALKER:

We have enclosed the business information you requested and we thank you for your order that includes the following items:

ITEM #            QUANTITY              DESCRIPTION                                 OUTPUT MATERIALS
------            --------              -----------                                 ----------------
 1                3,225,636             Worldbase Telemarketing                     Floppy Disk




If you have any questions about this information or if you would like to hear about other D&B Sales, Marketing or Credit solutions, please don't hesitate to call JOAN GRECO, your Account Executive at 800-526-0651. For technical support, contact our Customer Service Center at 800-234-3867.

Please refer to order number 0000654613 when calling.

Again, thank you for choosing Dun & Bradstreet. We appreciate your business.

Regards,

/s/ MARYANN WASIK
Maryann Wasik
Vice President
Marketing